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                                                                    EXHIBIT 99.2


                               EMULEX CORPORATION

                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE.

         (a) The purpose of the Emulex Corporation 1997 Stock Option Plan for Non-Employee Directors (the "Plan") is to provide a means by which each director of Emulex Corporation, a Delaware corporation (the "Company"), who is not an employee of the Company or any of its subsidiaries (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

         (b) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2. ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

         (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The Committee shall act pursuant to a majority vote or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable.

         (c) No member of the Board or the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

3. SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options heretofore or hereafter granted under the Plan shall not exceed in the aggregate 1,480,000 shares of the Company's common stock (the "Common Stock"). If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for options under the Plan as if no option had been granted with respect to such shares.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. ELIGIBILITY. Options shall be granted only to Non-Employee Directors of the Company who are eligible directors at the time of grant. Each Non-Employee Director shall be eligible to receive an option under the Plan if such director is not then an employee of the Company or any of its subsidiaries. A director of the Company shall not be deemed to be an employee of the Company or any of its subsidiaries solely by reason of the existence of an agreement between such director and the Company or any subsidiary thereof pursuant to which the director provides services as a consultant to the Company or its subsidiaries on a regular or occasional basis for compensation.


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5. AUTOMATIC GRANTS.

         (a) Each person who is an eligible Non-Employee Director on the date this Plan is first approved by the stockholders of the Company shall, upon such date, automatically be granted an initial option to purchase one hundred twenty thousand (120,000) shares of the Company's Common Stock (subject to adjustment as provided in paragraph 10 hereof) upon the terms and conditions set forth herein.

         (b) Each person who first becomes an eligible Non-Employee Director after the date this Plan is first approved by the stockholders of the Company shall, upon the date of his or her initial qualification as an eligible Non-Employee Director, automatically be granted an initial option to purchase one hundred twenty thousand (120,000) shares of the Company's Common Stock (subject to adjustment as provided in paragraph 10 hereof) upon the terms and conditions set forth herein.

         (c) Thereafter, on each anniversary of the date of grant of the initial option to each eligible Non-Employee Director pursuant to subparagraph 5(a) or 5(b), each such eligible Non-Employee Director shall automatically be granted an additional option to purchase forty thousand (40,000) shares of the Company's Common Stock (subject to adjustment as provided in paragraph 10 hereof) upon the terms and conditions set forth herein.

6. OPTION PROVISIONS. Each option shall contain the following terms and conditions:

         (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten years from the date of grant. The term of each option may terminate sooner than such Expiration Date if the optionee's service as a director of the Company terminates for any reason or for no reason. In the event of such termination of service, the option shall terminate on the earlier of the Expiration Date or the date one year following the date of termination of service. In any and all circumstances, an option may be exercised following termination of the optionee's service as a director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e). Notwithstanding the foregoing, if exercise within the foregoing periods is prohibited under paragraph 13 below, the term of the option shall be extended to a date thirty
(30) days following the first date on which the condition of paragraph 13 of the Plan has been met, and the option shall be exercisable as to that number of shares that could have been exercised on the date of termination of service had the condition of paragraph 13 been satisfied on that date.

         (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted. For purposes of the Plan, the "fair market value" of any share of Common Stock of the Company at any date shall be (i) if the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price on such day on such exchange, (ii) if the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such day, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such day, or (iii) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee.

         (c) An option that is exercisable may be exercised by the delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Board or the Committee. Such notice shall specify the number of shares of Common Stock with respect to which the option is being exercised and shall be accompanied by payment in full of the exercise price per share of the shares of Common Stock for which the option is being exercised. Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 2,000 shares; but when the number of shares being purchased upon an exercise is 1,000 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

                  (i) Payment of the exercise price per share in cash at the time of exercise; or

                  (ii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of already owned shares of Common Stock of the Company owned by the optionee for at least six (6) months and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at fair market value on the date of exercise; or


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                  (iii) Provided that at the time of exercise the Company's
         Common Stock is publicly traded and quoted regularly in The Wall Street Journal, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Stock Option (a "cashless exercise"). Payment in full of the exercise price per share need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Common Stock for which the option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the exercise price per share for the shares of Common Stock purchased pursuant to the exercise of the option plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the option.

                  (iv) Payment by a combination of the methods of payment specified in subparagraphs 6(c)(i), 6(c)(ii) and 6(c)(iii) above.

         (d) An option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative or any transferee pursuant to a QDRO.

         (e) The options shall become exercisable in installments as follows:

                  (i) Each of the options described in subparagraph 5(a) or 5(b) shall become exercisable in installments as follows: one-third (1/3) of the shares covered by the option (40,000 shares) on each of the first three anniversaries of the date of grant, until all the shares have become purchasable, provided that options shall become exercisable only during periods that the optionee is a director of the Company.

                  (ii) Each of the options described in subparagraph 5(c) shall become exercisable in installments as follows: one-half (1/2) of the shares covered by the option (20,000 shares) on the date six (6) months after the date of grant, one-fourth (1/4) of the shares covered by the option (10,000 shares) on the date nine (9) months after the date of grant, and one-fourth (1/4) of the shares covered by the option (10,000 shares) on the first anniversary of the date of grant, until all the shares have become purchasable; provided that options shall become exercisable only during periods that the optionee is a director of the Company.

                  (iii) Subject to the limitations contained herein, including, without limitation, those contained in subparagraph 13(b), each option shall be exercisable with respect to each installment on or after the date of exercisability applicable to such installment.

         (f) Each option shall contain a representation and any optionee may be required, as a condition of the grant of the option and the issuance of shares covered by his or her option, to represent that the option and the shares to be acquired pursuant to exercise of the option will be acquired for investment and without a view to distribution thereof. In addition, the Company may require any optionee or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; (ii) and to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.


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         (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7. COVENANTS OF THE COMPANY.

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9. MISCELLANEOUS.

         (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms,

         (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or shall affect any right of the Company or its Board or stockholders to terminate the service of any Non-Employee Director with or without cause.

         (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been reserved for him or her pursuant to an option granted to him or her.

         (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director or to evidence the removal of any restrictions on transfer that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax. The Non-Employee Director may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of withholding tax obligation; (iii) or delivering to the Company owned and unencumbered shares of Common Stock having a fair market value less than or equal to the amount of the withholding tax obligation.

         (e) In the event of the death of an optionee, any option (or unexercised portion thereof) held by the optionee, to the extent exercisable by him or her on the date of death, may be exercised by the optionee's personal representatives, heirs, or legatees subject to the provisions of subparagraphs 6(a) and 6(e) hereof.


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10. ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to use substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to fully exercise the optionee's option in whole or in part without regard to any installment exercise provisions otherwise provided by subparagraph 6(e). In the event of a Change in Control of the Company, as defined below, any unexercised option theretofore granted under the Plan which is not then already exercisable as to all of the shares subject to the option shall become exercisable upon such Change in Control in addition to the shares, if any, as to which the option is already exercisable. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, the determination of which in that respect shall be final, binding, and conclusive. A "Change in Control" shall be deemed to have occurred if:

                  (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially one-third ( 1/3) or more of the common stock of the Company outstanding; or

                  (ii) if following:

                      (A) a tender or exchange offer for voting securities of
                  the Company (other than any such offer made by the Company), or

                      (B) a proxy contest for election of directors of the
                  Company,

         the persons who were directors of the Company immediately before the initiation of such event (or directors who were appointed by such directors) cease to constitute a majority of the Board of the Company upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.

11. AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of the majority of the shares of the Company represented and voting at a duly held meeting within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Materially increase the number of shares which may be issued under the Plan;

                  (ii) Materially modify the requirements as to eligibility for participation in the Plan; or

                  (iii) Materially increase the benefits accruing to participants under the Plan, whether by increasing the number of shares for which an option may be granted to an optionee or otherwise.

         (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan except with the consent of the person to whom the option was granted.




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12. TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 31, 2007. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan except with the consent of the person to whom the option was granted.

         (c) The Plan shall terminate upon the occurrence of any of the events described in subparagraph 10(b) above.

13. EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE. The Plan shall become effective on November 1, 1997, subject to the condition subsequent that the Plan is approved by the vote or written consent of the holders of a majority of the shares of the Company represented and voting at the next special or annual meeting of stockholders of the Company. No option shall be granted under the Plan unless and until the stockholder approval condition of this paragraph 13 has been satisfied.

14. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his or her duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

15. CAPTIONS. The use of captions in this Plan or any related option agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such option agreement.

16. OTHER PROVISIONS. Each option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or Committee, in its sole discretion.

17. NUMBER AND GENDER. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18. SEVERABILITY. If any provision of the Plan or any option agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing the options granted hereunder shall be governed by and construed in accordance with the laws of the State of California.


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